Exhibit 99.2 Third Quarter 2022 Company Overview

Legal Disclaimer IMPORTANT NOTICES The inclusion of references to P10, Inc. (the “Company”) in this presentation is for information purposes only as the holding company of various subsidiaries. P10 does not offer investment advisory services and this presentation is neither an offer of any investment products nor an offer of advisory services by P10. By accepting this presentation, you acknowledge that P10 is not offering investment advisory services. All investment advisory services referenced in this presentation are provided by subsidiaries of P10 which are registered as investment advisers with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, this presentation may be considered marketing materials, in which event it would be marketing materials of each registered investment adviser subsidiary only. To the extent you have any questions regarding this presentation, please direct them to the applicable subsidiary. Registration as an investment adviser does not imply any level of skill or training. This presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other investment product. Any securities described herein have not been recommended by any U.S. federal or state or non-U.S. securities commission or regulatory authority, including the SEC. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. Nothing herein is intended to provide tax, legal or investment advice. CautionRegardingForward-LookingInformation Some of the statements in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as will, expect, believe, estimate, continue, anticipate, intend, plan and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. CautionRegardingFinancialandOperatingProjections All financial and operating projections, forecasts or estimates about or relating to the Company included in this document, including statements regarding pro-forma valuation and ownership, have been prepared based on various estimates, assumptions and hypothetical scenarios. Forecasts and projections of financial performance, valuation and operating results are, by nature, speculative and based in part on anticipating and assuming future events (and the effects of future events) that are impossible to predict and no representation of any kind is made with respect thereto. The Company’s future results and achievements will depend on a number of factors, including the accuracy and reasonableness of the assumptions underlying any forecasted information as well as on significant transaction, business, economic, competitive, regulatory, technological and other uncertainties, contingencies and developments that in many cases will be beyond the Company’s control. Accordingly, all projections or forecasts (and estimates based on such projections or forecasts) contained herein should not be viewed as an assessment, prediction or representation as to future results and interested parties should not rely, and will not be deemed to have relied, on any such projections or forecasts. Actual results may differ substantially and could be materially worse than any projection, forecast or scenario set forth in this document. The Company expressly disclaims any obligation to update or revise any of the projections, forecasts, models or scenarios contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Third Quarter 2022 2

Legal Disclaimer (continued) Fee-Paying Assets Under Management, or FPAUM FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Use of Non-GAAP Financial Measures by P10, Inc. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted EBITDA, Adjusted Net Income (“ANI”) and fee-paying assets under management are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non- GAAP measures to their most directly comparable GAAP measure is included later in this presentation. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Adjusted EBITDA and adjusted net income should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Third Quarter 2022 3

Highly Compelling Value Proposition Attractive Investment Thesis Premier, specialized private markets solutions provider operating in large and growing markets with increasing investor allocations Highly recurring revenue composed almost entirely of management and advisory fees earned primarily on committed capital from long-term, contractually locked up funds Strong investment performance across private markets driven by experience, investment process, and data advantage supporting the ability to grow and attract future funds Attractive and growing revenue base with highly recurring and well diversified revenue and strong margins Experienced management team with significant insider ownership, proven M&A track record, and supported by a deep bench of investment talent Third Quarter 2022 4

Premier Private Markets Solutions Provider Exceptionally Well-Positioned in the Private Markets Ecosystem Private Markets Ecosystem We are a specialized private market solutions provider. As LPs entrust us with capital, we strengthen our relationships with high performing, difficult to access fund managers. These relationships drive additional investment opportunities, source more data, enable portfolio optimization, enhance returns, and in turn, attract new LPs. Our position within the private markets ecosystem is reinforced by our synergistic multi-asset class solutions extracting sourcing opportunities from our vast network of GPs and portfolio companies. GP Primary Solutions GP Limited Partners (LPs) GP Public Pensions Endowments & Foundations Family Offices Corporate Pensions Direct & Co-Investments GP GP GP High Net Worth Financial Institutions GP Wealth Managers Sovereign Wealth Funds GP Secondary Investments GP GP Large, Global, High Quality LP Base of 3,000+ Proprietary Database and Analytics Platform Supported Synergistic Multi-Asset Class Private Market Solutions Institutional and High Net Worth Investors by Seasoned Team of 91 Investment Professionals Network of 260+ GPs Driving Cross-Solution Sourcing Opportunities Third Quarter 2022 5

Premier Private Markets Solutions Provider

Comprehensive Suite of Private Market Vehicles [1]

	Primary Solutions	Direct and Co-Investments	Secondary Investments
Asset Classes	• Private Equity • Venture Capital	• Private Equity • Venture Capital • Private Credit • Impact Investing	• Private Equity
Structure Description	• Invests in diversified portfolio of funds across asset classes with defined investment strategies	• Direct and Co-investments alongside leading GPs • Invests in secured unitranche, second lien, mezzanine loans and equity • GP Stakes	• Secondary purchaser of LP interests in private equity funds • Focused exclusively on middle and lower middle market private equity funds
Value Proposition	• Provides instant fund diversification to investors • Differentiated access to relationship-driven middle and lower middle market sectors • Specialized underwriting skills and expertise to select the best managers • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Extensive built-in network of fund managers results in significant actionable deal flow • Deals sourced from GP relationships and trusted advisors with preferred economic terms • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Well-diversified portfolio across industry, sponsor, and geography • Offered in both commingled investment vehicles and customized separate accounts • Robust database and analytics platform	• Ability to purchase interests at a discount • Ability to leverage extensive fund manager diligence and insights as part of investment selection process • Shorter holding period and earlier cash returns • Countercyclical nature • Reduced blind pool risk • Offered through commingled investment vehicles • Robust database and analytics platform
FPAUM[2] ($Bn)	$11.5Bn	$6.0Bn	$1.5Bn

Notes:
1. Any discussion in this Presentation of past, committed to, or potential transactions should not be relied upon as any indication of future deal flow. There can be no assurance that any potential transactions described herein will be consummated. Diversification does not guarantee a profit or protect against a loss in declining markets.
2. FPAUM as of September 30, 2022.

Third Quarter 2022 P10 6

Premier Private Markets Solutions Provider (1) Differentiated Platform with Specialized Private Markets Solutions PRIVATE EQUITY VENTURE CAPITAL PRIVATE CREDIT IMPACT INVESTING PRIMARIES SECONDARIES PRIMARIES DIRECT & CO-INVESTMENTS DIRECT & CO-INVESTMENTS DIRECT & CO-INVESTMENTS DIRECT & CO-INVESTMENTS Middle- and Lower- High Performing, Access-Constrained Flexible Credit Solutions to Impact Investing Lower Middle Market Sponsors Venture Capital Across the Capital Structure Middle Market Private Equity 40 $10.6Bn $5.2Bn 15 $1.4Bn 24 $1.8Bn 12 FPAUM Inv. Professionals FPAUM Inv. Professionals FPAUM Inv. Professionals FPAUM Inv. Professionals 50 2001 18 2007 9 1998 35 1999 Vehicles Inception Vehicles Inception Vehicles Inception Vehicles Inception Notes: 1. FPAUM and active vehicles shown by asset class solution as of September 30, 2022, while number of professionals and inception dates shown by manager. Third Quarter 2022 7

Well Positioned in Attractive, Specialized and Growing Global Markets


Capital Available by Fund Size[1]
Universe of Companies by Revenue Size[2]
$659B of capital available to PE Funds over $1B
81%
8,391 companies w/ revenues >$250M
7%
$131B of capital available to Funds between $250M to $1B
19%
123,692 companies w/ revenues between $10M and $250M
93%

LOWER MIDDLE MARKET BENEFITS

- Large Pool of Opportunities
- Limited Alternatives for Capital
- Operational Value-Add
- Inefficient Sourcing
- Favorable Purchase Price Valuations
- Multiple Arbitrage
- Exit Flexibility
- Favorable LP/GP Alignment of Incentives

Notes:
1. PitchBook: Capital available to invest by fund size represents U.S. private equity overhang for vintage years 2014-2021. U.S. PE Funds: includes buyout, growth, co-investment, mezzanine, diversified PE, energy, and restructuring. As of 6/30/21. Latest data available.
2. S&P Capital IQ: Commercially-active businesses in the U.S. All subsidiary and business establishment data are combined. Additionally, public sector entities are excluded. As of 1/27/22.

Sources:
PitchBook Data, Inc.: PitchBook is an independent and impartial research firm dedicated to providing premium data, news and analysis to the venture capital and private equity industries. As a specialty-focused information resource, PitchBook has the ability to meticulously collect, organize and analyze hard-to-find private equity deal data. Pitchbook has over 220,000 web crawlers to capture relevant information from numerous sources—including filings, press releases, websites and more.
S&P Capital IQ is a multinational financial information provider headquartered in New York City, United States, and a division of S&P Global. S&P Capital IQ was formed in 2010 from offerings previously provided by Capital IQ, elements of S&P including Global Credit Portal and MarketScope Advisor, enterprise solutions such as S&P Securities Evaluations and Compustat, research offerings including Leveraged Commentary & Data, Global Markets Intelligence, and company and fund research.

Third Quarter 2022
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8

Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets

Long-Standing Industry Relationships and Extensive Proprietary Analytics Drive Unparalleled Market Access

	Private Equity	Venture Capital	Private Credit	Impact Investing
Relationships	1,800+ Investors 260+ Fund Managers	930+ Investors 60+ Fund Managers	290+ Investors 50+ Active Sponsor Relationships	82+ Investors 400+ / 750+ Businesses Supported / Projects
Scale	480+ Funds 1,900+ Portfolio Companies	6,500+ Portfolio Companies 55+ Direct Investments	$2,400MM+ Capital Deployed 70+ Platform Investments	$710MM Capital Deployed in Impact Credit 781MM kWh Generated(1)
Experience	24+ Avg. Years of Mgmt. Experience 40 Investment Professionals	21+ Avg. Years of Mgmt. Experience 15 Investment Professionals	23+ Avg. Years of Mgmt. Experience 24 Investment Professionals	21+ Avg. Years of Mgmt. Experience 12 Investment Professionals

Notes:
1. Since 2015. Carbon abatement is calculated using the EPA Greenhouse Gas Equivalencies Calculator which uses the AVoided Emissions and geneRation Tool (AVERT) US national weighted average CO2 marginal emission rate to convert reductions of kilowatt-hours into avoided units of carbon dioxide emissions. As of June 30, 2022.

Third Quarter 2022
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9

Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets Unique and Extensive Proprietary Analytics Database Extensive Data Powerful Database and Collection Business Intelligence Platform ü Information within GPScout contains deep level private company operating and financial data as well as details of the deals done 4,900+ 9,800+ 44,000+ by the private market general partners Investments Investment Individual ü Robust and proprietary data collected over 20-year history Firms Funds Transactions makes it difficult to replicate ü Dedicated internal team updating database on a daily basis with new private data provided directly by managers ü Integrated data visualization and analytics platform with 29,000+ 276,000+ underlying database allowing true business intelligence Private Financial Companies Metrics Data Capabilities Are a Competitive Differentiator Third Quarter 2022 10

Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets

Robust and Disciplined Sourcing Criteria, Resulting in Highly Selective Investment Process

	Primary Deal Flow[1]	Secondary Deal Flow[2]	Direct & Co-Investment Deal Flow[3]
Opportunities Tracked	3,500+	2,000+	8,500+
Initial Screens	1,000+	700+	1,500+
Annual Due Diligence	400+	200+	200+
Annual Investments Made	~30-40	~5-15	~50-60
Highly Selective Process	0.9-1.1%	0.3-0.8%	0.6-0.7%

Notes:
1. Reflects primary deal flow for RCP Advisors and TrueBridge Capital Partners as of December 31, 2020.
2. Reflects secondary deal flow for RCP Advisors as of December 31, 2020.
3. Reflects direct & co-investment deal flow for RCP Advisors, TrueBridge Capital Partners, Five Points Capital and Enhanced as of December 31, 2020.

Third Quarter 2022
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11

Preeminent Investment Teams Delivering Best-in-Class Performance

Superior Track Record Across a Broad Range of Portfolio Solutions [1]

RCP Advisors

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 9/30/2022, performance as of 6/30/22)					
Fund I	2003	$92	105%	14.1%	1.8x
Fund II	2005	$140	109%	8.2%	1.5x
Fund III	2006	$225	107%	6.8%	1.4x
Fund IV	2007	$265	110%	14.4%	2.0x
Fund V	2008	$355	121%	13.4%	1.7x
Fund VI	2009	$285	114%	15.9%	2.1x
Fund VII	2011	$300	110%	17.7%	2.2x
Fund VIII	2012	$268	113%	21.2%	2.2x
Fund IX	2014	$350	109%	17.0%	1.8x
Fund X	2015	$332	108%	17.8%	1.7x
SEF(combined)	2017	$179	92%	27.7%	1.9x
Fund XI	2017	$315	96%	22.4%	1.7x
Fund XII	2018	$382	92%	22.0%	1.5x
Fund XIII	2019	$397	65%	20.0%	1.3x
Fund XIV	2020	$394	43%	-	-
SEF II	2020	$123	27%	-	-
Fund XV	2021	$435	26%	-	-
Fund XVI	2022	$433	6%	-	-
Fund XVII	2022	$236	-	-	-
Secondary Funds (Fund size as of 9/30/2022, performance as of 6/30/22)					
SOF I	2009	$264	112%	22.0%	1.8x
SOF II	2013	$425	109%	11.4%	1.4x
SOF III	2018	$400	88%	48.0%	1.6x
SOF III Overage	2020	$87	75%	43.3%	1.3x
Co-Investment Funds (Fund size as of 9/30/2022, performance as of 6/30/22)					
Direct I	2010	$109	82%	37.7%	3.0x
Direct II	2014	$250	87%	27.8%	2.6x
Direct III	2018	$385	84%	26.7%	1.6x
Direct IV	2021	$645	21%	-	-

TrueBridge Capital Partners

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 9/30/2022, performance as of 6/30/22)					
Fund I	2007	$311	93%	13.3%	2.9x
Fund II	2010	$342	83%	21.9%	5.3x
Fund III	2013	$409	92%	21.6%	3.5x
Fund IV	2015	$408	91%	37.6%	3.9x
Fund V	2017	$460	89%	50.4%	2.7x
Fund VI[2]	2019	$611	80%	97.0%	1.5x
Fund VII	2021	$760	18%	-	-
Co-Investment Funds (Fund size as of 9/30/2022, performance as of 6/30/22)					
Direct Fund I	2015	$125	95%	40.5%	3.6x
Direct Fund II	2019	$196	100%	49.6%	1.9x
Direct Fund III	2021	$149	30%	-	-

Enhanced Capital

Fund	Vintage	Invested ($M)	Called Capital	Net IRR	Net ROIC
Impact Funds (as of 6/30/22)					
Impact Credit	-	$753	-	7.7%	1.2x
Impact Equity	-	$547	-	20%+	1.2x

Notes:
1. See performance disclosure notes at the back of this presentation.
2. TrueBridge Fund VI Net IRR and Net ROIC are as of 12/31/2021.

Third Quarter 2022

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12

Preeminent Investment Teams Delivering Best-in-Class Performance (1) Superior Track Record Across a Broad Range of Portfolio Solutions Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Equity Funds (Fund size as of 9/30/2022, performance as of 6/30/22) NAV Lending Funds (Fund size as of 9/30/2022, performance as of 6/30/22) Fund I 1998 $101 94% 12.7% 2.1x Fund I 2013 $106 119% 11.0% 1.3x Fund II 2007 $152 99% 12.5% 1.7x Fund II 2017 $203 75% 11.7% 1.3x Fund III 2013 $230 94% 25.1% 2.5x Fund III 2021 $400 57% 14.5% 1.1x Fund IV 2019 $230 61% - - Fund IV 2022 - 0% - - Credit Funds (Fund size as of 9/30/2022, performance as of 6/30/22) Fund I 2006 $162 93% 12.2% 2.0x Fund II 2011 $227 100% 8.6% 1.7x Fund III 2016 $289 74% 18.1% 1.7x Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund IV 2022 $324 19% - - GP Stakes Funds (Fund size as of 9/30/2022, performance as of 6/30/22) Fund I 2019 $732 70% 23.6% 1.3x Fund II 2022 $402 6% - - Notes: 1. See performance disclosure notes at the back of this presentation. 13 Third Quarter 2022

Investment Teams Led by Management Teams with Sustained Track Records of Success Ownership Structure Aligned with Investors; Carried Interest Aligned with Investment Teams Venture Capital Solutions Private Equity Solutions Venture Capital Solutions Private Credit Solutions Impact Investing Solutions Dave McCoy Ajay Chitkara Edwin Poston Rob Mazzoni Managing Partner Head of Bonaccord Capital Partners Managing Partner Partner 22+ Years of Experience 28+ Years of Experience 24+ Years of Experience 14+ Years of Experience Jon Madorsky Brad Pilcher Mel Williams Matt Rittenmeyer Managing Partner Senior Investment Manager Managing Partner Principal 20+ Years of Experience 22+ Years of Experience 25+ Years of Experience 19+ Years of Experience Charlie Huebner Farhad Dehesh Managing Partner Senior Investment Manager 30+ Years of Experience 23+ Years of Experience Tom Danis Managing Partner 25+ Years of Experience Avg. Years at Firm / Years of Experience Avg. Years at Firm / Years of Experience 13+ 24+ 12+ 21+ Notes: 1. Please note the referenced individuals are not inclusive of all members of the respective investment teams. Third Quarter 2022 14

Investment Teams Led by Management Teams with Sustained Track Records of Success

Ownership Structure Aligned with Investors; Carried Interest Aligned with Investment Teams

Private Credit Solutions

Five Points Capital



Whit Edwards
Managing Partner
22+ Years of Experience



Marshall White
Managing Partner
18+ Years of Experience



Jonathan Blanco
Managing Partner
23+ Years of Experience



Scott Snow
Managing Partner
19+ Years of Experience

Hark Capital



Doug Cruikshank
Managing Partner & Founder
31+ Years of Experience



Rafael Castro
Partner & Co-Founder
24+ Years of Experience



Rich Davis
Partner & Co-Founder
21+ Years of Experience

Avg. Years at Firm / Years of Experience

13+ | 23+

Impact Investing Solutions

Enhanced Capital



Michael Korengold
Managing Partner
25+ Years of Experience



Richard Montgomery
Managing Partner
21+ Years of Experience



Shane McCarthy
Managing Partner
19+ Years of Experience



Mark Slusar
Managing Director
20+ Years of Experience

Avg. Years at Firm / Years of Experience

16+ | 21+

Notes:
1. Please note the referenced individuals are not inclusive of all members of the respective investment teams.

Third Quarter 2022

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15

Highly Diversified, Multi-Asset Investment Platform and Investor Base

Differentiated Investor Base Combined with Institutional and International Distribution

Diversified Investor Base

Investor Base by Channel
(As of 3Q'22)[1]


FPAUM

- Family Offices / Wealth Managers (25%)
- Public Pensions (23%)
- Financial Institutions (18%)
- Endowments / Foundations (16%)
- Corporate Pensions (9%)
- Insurance Company (6%)
- Other (3%)[2]

Investor Base Regions


North America
Central America
South America
Europe
Middle East
Australia
Asia
Africa

46 States; 54 Countries; 6 Continents

Notes:
1. Reflects FPAUM percentage by investor committed capital, excluding GP commitments, to currently active funds across RCP Advisors, TrueBridge, Five Points, Enhanced, Hark and Bonaccord.
2. Includes sovereign wealth funds, consultant-based relationships and other foreign institutional investors.

Third Quarter 2022
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16

Fee Paying Assets Under Management Across Diversified Vehicles

Multi-Asset Investment Platform with Strong Organic Growth

Diversified Base and Growth Across Vehicles

FPAUM Composition
(As of Q3'22)


Total FPAUM
$19.0Bn
Primary Solutions 61%
Direct & Co-Investments 32%
Secondary Investments 7%

Organic FPAUM Growth [1]
(From 2020PF to Q3'22)


Organic
FPAUM Growth
$5.6Bn
Primary Solutions 56%
Direct & Co-Investments 33%
Secondary Investments 11%

Key Metrics

Primary Solutions

$11.5Bn FPAUM as of Q3'22	20% Organic FPAUM CAGR Q4'20 PF – Q3'22 A

Direct & Co-Investments

$6.0Bn FPAUM as of Q3'22	24% Organic FPAUM CAGR Q4'20 PF – Q3'22 A

Secondary Investments

$1.5Bn FPAUM as of Q3'22	36% Organic FPAUM CAGR Q4'20 PF – Q3'22 A

Notes:
1. Organic FPAUM on a pro forma basis assumes the acquisitions of Bonaccord and Hark were completed as of December 31, 2020.

Third Quarter 2022
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17

FPAUM and Average Fee Rate Detail

Robust Organic FPAUM Growth and Stable, Attractive Fee Rates

Organic FPAUM Growth[1]


($Bn)
20% CAGR
9.6
11.9
13.4
17.3
19.0
2018PF
2019PF
2020PF
2021PF
Q3'22 PF
Organic FPAUM Growth
24%
12%
29%
26% (4)

Average Fee Rate [2]


(Bps)
Average Q3-22A Fee Rate: 106bps
Quarterly average fee rates show the basis points attributable to base management fees and catch-up fees.(3)
108
100
8
99
97
2
103
99
4
106
104
2
Q4'21
Q1'22
Q2'22
Q3'22
Average FPAUM (Bn)
16.3
17.4
18.0
18.7

Notes:
1. Organic FPAUM is calculated on a pro forma basis assuming the acquisitions of Five Points, TrueBridge, Enhanced, Bonaccord, and Hark were completed as of January 1, 2018.
2. The average fee rates shown in the graph are calculated as actual average FPAUM as a quotient of actual revenue.
3. Catch-up fees are earned from investors that committed during the fundraising period of funds originally launched in prior periods, and as such the investors are required to pay a catch-up fee as if they had committed to the fund at the first closing. While catch-up fees are not a significant component of our overall revenue stream, they may result in a temporary increase in our revenues in the period in which they are recognized.
4. Q3'22 organic FPAUM growth is the pro forma FPAUM growth from Q2'21 to Q3'22

"PF" refers to calculations made on a pro forma basis. "A" refers to calculations made on an actual basis.

Third Quarter 2022
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18

Experienced Management with Aligned Incentives and Proven Organic and Inorganic Track Record

Deep Bench of Talent with Long History of Investing

Leadership

	Name	Title	Years of Experience
	Robert Alpert	Co-CEO Chairman of the Board	30+
	C. Clark Webb	Co-CEO & DIRECTOR	17+
	William "Fritz" Souder	COO & DIRECTOR	20+
	Amanda Coussens	CFO	21+
	Jeff Gehl	CMO	19+

Specialized Private Markets Solutions

	Name	Title	Years of Experience
	Dave McCoy	Managing Partner Private Equity Solutions	22+
	Edwin Poston	Managing Partner Venture Capital Solutions	24+
	Whit Edwards	Managing Partner Private Credit Solutions	22+
	Michael Korengold	Managing Partner Impact Investing Solutions	25+

Key P10 Criteria

- ✓ Market leading differentiated platform
- ✓ Track record of strong investment performance
- ✓ Proven, committed management team
- ✓ Established and committed investor base

Extensive Investment Pipeline with a Long List of Potentially Attractive and Actionable Opportunities

Third Quarter 2022

P10

19

A Differentiated Investment Firm Premier Private Markets Solutions Provider 1 2 Well Positioned in Attractive, Specialized and Growing Global Markets Distinct Market Access, Deal Flow and Data Analytics to Navigate Private Markets 3 Preeminent Investment Teams Delivering Strong Performance 4 Highly Diversified, Multi-Asset Investment Platform and Investor Base 5 Fee Paying Assets Under Management Across Diversified Vehicles 6 Experienced Management Team with Aligned Incentives and Proven Organic and Inorganic Track Record 7 Notes: 1. Past performance is not a guarantee of future results. There can be no assurance that a fund will achieve comparable results as any prior investments or prior investment funds. Third Quarter 2022 20

Simple Yet Powerful Financial Model Revenues consist almost exclusively of recurring, predictable management fees averaging 100 bps on FPAUM Peer-leading profitability with approximately 55% Adj. EBITDA margins Limited tax leakage with approximately $500 million+ in tax assets Highly efficient revenue to free cash flow conversion M&A to accelerate free cash flow growth Third Quarter 2022 21

Third Quarter 2022 Highlights

Strong Organic Growth Drives Durable Earnings Power

Financial

- Fee paying assets under management (FPAUM) were $19.0Bn, an increase of 17% compared to September 30, 2021. In the quarter, $875 million of fundraising and capital deployment was offset by $372 million in stepdowns and expirations.[1]

	Three Months Ended		Nine Months Ended			
Financial Results ($ in Millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021	Q3'22 vs Q3'21	YTD'22 vs YTD'21
Actual FPAUM ($Bn)	$ 19.0	$ 16.3	$ 19.0	$ 16.3	17%	17%
Pro Forma FPAUM ($Bn)[2]	$ 19.0	$ 16.3	$ 19.0	$ 16.3	17%	17%
GAAP Financial Metrics						
Revenue	$ 50.0	$ 38.1	$ 140.0	$ 104.9	31%	33%
Operating Expenses	$ 39.7	$ 27.1	$ 102.4	$ 76.9	47%	33%
GAAP Net Income	$ 5.6	$ 4.1	$ 24.6	$ 9.3	38%	164%
Fully Diluted GAAP EPS	$ 0.05	$ 0.04	$ 0.20	$ 0.08	23%	138%
Non-GAAP Financial Metrics						
GAAP Revenue	$ 50.0	$ 38.1	$ 140.0	$ 104.9	31%	33%
Adjusted EBITDA [3]	$ 27.8	$ 21.8	$ 76.0	$ 56.8	28%	34%
Adjusted EBITDA Margin	56%	57%	54%	54%	-3%	0%
Adjusted Net Income [3]	$ 25.1	$ 16.2	$ 70.6	$ 40.9	56%	73%
Fully Diluted ANI EPS [4]	$ 0.21	$ 0.15	$ 0.58	$ 0.37	41%	56%

Notes:
1. For the trailing twelve months, expirations and stepdowns totaled $1.31 billion. There is an additional $135 million in expected stepdowns and expirations for the remainder of 2022.
2. FPAUM on a pro forma basis assumes the acquisitions of Bonaccord and Hark were completed as of January 1, 2021.
3. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures.
4. Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented.

Third Quarter 2022

P10

22

Non-GAAP Financial Measures (unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended September 30, 2022 (unaudited)	Three Months Ended September 30, 2021 (unaudited)	Nine Months Ended September 30, 2022 (unaudited)	Nine Months Ended September 30, 2021 (unaudited)	Q3'22 vs Q3'21	YTD '22 vs YTD '21
GAAP Net Income	**$ 5,617**	**$ 4,078**	**$ 24,563**	**$ 9,260**	**38%**	**165%**
Add back (Subtract):						
Depreciation & amortization	6,284	7,553	18,824	22,654	-17%	-17%
Interest expense, net	2,358	5,484	5,268	16,418	-57%	-68%
Income tax expense	2,468	1,759	9,102	3,154	778%	189%
Non-recurring expenses	3,779	2,422	6,717	3,833	8%	75%
Non-cash stock based compensation	7,266	461	11,498	1,452	1476%	692%
Adjusted EBITDA	**27,772**	**21,757**	**75,972**	**56,771**	**28%**	**34%**
Less:						
Cash interest expense, net	(2,332)	(4,555)	(4,622)	(13,712)	-49%	-66%
Net cash received/(paid) income taxes	(310)	(1,046)	(738)	(2,192)	-70%	-66%
Adjusted Net Income	**25,130**	**16,156**	**70,612**	**40,867**	**56%**	**73%**
ANI Earnings per Share						
Shares outstanding	117,210	62,465	117,210	62,465	37%	88%
Diluted Shares outstanding	121,532	109,979	121,362	109,893	11%	10%
ANI per share	$ 0.21	$ 0.26	$ 0.60	$ 0.65	-17%	-8%
Diluted ANI per share	$ 0.21	$ 0.15	$ 0.58	$ 0.37	41%	56%

Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes.

In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following items:

- Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation)
- The cost of financing our business [continued in next column]
- Non-Recurring Transaction Fees include the following:
  - Acquisition-related expenses which reflect the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory
  - Registration-related expenses include professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs which may be incurred subsequent to our Initial Public Offering, and the effects of income taxes.

Adjusted Net Income reflects net cash paid for federal and state income taxes. In the first quarter of 2022 the Company received a state tax refund of $353,000, thus increasing Adjusted Net Income.

Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, restricted stock awards, and the redeemable non-controlling interests of P10 Intermediate converted to Class B stock as of each period presented.

Third Quarter 2022

P10

23

Consolidated Balance Sheets September 30, 2022 December 31, 2021 (unaudited) (Dollars in thousands except share amounts) Assets Cash and cash equivalents $ 19,415 $ 40,916 Restricted cash $ 1,347 $ 2,566 Accounts receivable $ 5,757 $ 2,854 Note receivable $ 4,001 $ 2,552 Due from related parties $ 30,009 $ 12,357 Investment in unconsolidated subsidiaries $ 2,137 $ 1,803 Prepaid expenses and other assets $ 3,596 $ 4,759 Property and equipment, net $ 2,513 $ 981 Right-of-use assets $ 13,052 $ 14,789 Deferred tax assets, net $ 37,321 $ 45,151 Intangibles, net $ 110,449 $ 128,788 Goodwill $ 418,690 $ 418,701 Total assets $ 648,287 $ 676,217 Liabilities And Stockholders' Equity Liabilities Accounts payable $ 1,901 $ 401 Accrued expenses $ 4,958 $ 6,009 Accrued compensation and benefits $ 8,818 $ 6,465 Due to related parties $ 1,519 $ 2,258 Other liabilities $ 602 $ 1,808 Contingent consideration $ 24,330 $ 22,963 Deferred revenues $ 12,748 $ 12,953 Lease liabilities $ 15,425 $ 15,700 Debt obligations $ 170,774 $ 212,496 Total liabilities 241,075 281,053 Commitments And Contingencies (Financial Statements Note 14) Stockholders' Equity Class A common stock, $0.001 par value; 510,000,000 shares authorized; 41,390,836 issued and 41,102,331 outstanding as of 41 34 September 30, 2022, and 34,464,920 issued and 34,464,920 outstanding as of December 31, 2021, respectively Class B common stock, $0.001 par value; 180,000,000 shares authorized; 76,266,513 shares issued and 76,143,061 shares outstanding as of September 30, 2022, and 82,851,279 shares issued and 82,727,827 shares outstanding as of December 31, 76 83 2021, respectively Treasury stock (3,439) (273) Additional paid-in-capital 641,055 650,405 Accumulated deficit (230,521) (255,085) Total stockholders' equity 407,212 395,164 Total Liabilities And Stockholders' Equity $ 648,287 $ 676,217 24 Third Quarter 2022

Key Terms & Supplemental Information Below is a description of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Fee Paying Assets Under Management (FPAUM): FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Adjusted EBITDA: In order to compute Adjusted EBITDA, we adjust our GAAP net income for the following items: · Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); · The cost of financing our business; · Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; · Registration-related expenses includes professional services associated with our prospectus process incurred during the period, and does not reflect expected regulatory, compliance, and other costs associated with which may be incurred subsequent to our Initial Public Offering; and · The effects of income taxes Adjusted Net Income (ANI): · We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budget and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes. Fully Diluted ANI EPS: Fully diluted Adjusted Net Income earnings per share is a calculation that assumes all the Company’s securities were converted into shares, not just shares that are currently outstanding. Net IRR: Refers to Internal rate of return net of fees, carried interest and expenses charged by both the underlying fund managers and each of our solutions. Net ROIC: Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. Fund Size: Refers to the total amount of capital committed by investors to each fund disclosed. Refers to the total amount of capital committed by investors and, when applicable, the U.S. Small Business Administration to each fund disclosed. Called Capital: Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. PF: Refers to “pro forma” and indicates a number that was adjusted from actual. A: Refers to “actual” and indicates a number that is unadjusted. Supplemental Share Information: Class A shares (CUSIP # 69376K106) trade on the NYSE as PX and have one vote per share. Class B shares (CUSIP # 69376K205) are not tradeable in the open market and have ten votes per share. The Class B shares are convertible at any time at the option of the holder into Class A shares on a one-for-one basis, irrespective of whether or not the holder is planning to sell shares at that time. All previous shareholders of P10 Holdings, Inc. (OTC: PIOE) had their shares converted to Class B shares of P10 at the time the Company was listed on the NYSE. The simplest way to sell Class B shares is to first contact your broker and convert them to Class A shares, which can then be sold on the NYSE. Further note that Class B shares held by P10 insiders are under a lock up agreement. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares. Ownership Limitations: P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10. 25 Third Quarter 2022

Disclaimers Performance Disclaimer The historical performance of our investments should not be considered as indicative of the future results of our investments or our operations or any returns expected on an investment in our Class A common stock. In considering the performance information contained in this prospectus, prospective Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not necessarily indicative of future results or of the performance of our Class A common stock. An investment in our Class A common stock is not an investment in any of our specialized investment vehicles. In addition, the historical and potential future returns of specialized investment vehicles that we manage are not directly linked to returns on our Class A common stock. Therefore, you should not conclude that continued positive performance of our specialized investment vehicles or the investments that we recommend to our investors will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore have a negative effect on our performance and on returns on an investment in our Class A common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because: • market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future; • the performance of our funds is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized; • our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; • our newly established funds typically generate lower returns during the period that they initially deploy their capital; • changes in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; • in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and • the performance of particular funds also will be affected by risks of the industries and businesses in which they invest. Enhanced Capital Performance Disclosures: • Performance information shown for deal activity from 05/06/02 through 06/30/22. All investments bear the risk of loss. Past performance is not indicative of future results. All statistics exclude “Outreach Deals” which are transactions that Enhanced executes for pure impact, without expectation of financial return. A list of these deals is available upon request. • Total Blended Net is hypothetical and assumes .75x leverage, leverage cost of 4% per annum from 2002 through 2021 and 5% in 2022, 1.5% management fee on capital deployed, 45% leverage paydown per period, based on available cashflow, 15% carried interest above 7% hurdle with an 80% carry catch up. The unrealized component of the returns is based on the 06/30/22 fair value of the investment and assumes liquidation at that FMV on 07/01/22. Excludes fund-level professional fees. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Actual returns may differ materially. • Impact Equity excludes Low-Income Housing Tax Credits and New Markets Tax Credits which are not offered to non-bank investors. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. • Historic Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share. IRRs for Historic Tax Credit transactions are not recorded as the credits trade at a discount to par. The IRRs reflected only represent Renewable Energy Tax Credit transactions and are the product of a very short hold period. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. 26 Third Quarter 2022

CONTACT US DALLAS OFFICE Office: 4514 Cole Avenue Suite 1600 Dallas, Texas 75205 Tel: 214.865.7998 Website: p10alts.com Email: info@p10alts.com Third Quarter 2022